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                                                                    Exhibit 23.2

                                    CONSENT

     We hereby consent to the references to this firm and our opinions in the Registration Statement on Form S-1 filed by First Source Bancorp, Inc., and all amendments thereto and the Application for Conversion on the Form AC filed by First Savings Bancshares, MHC (the "MHC") and all amendments thereto, relating to the conversion of the MHC and the reorganization of the MHC and First Savings Bank, SLA (the "Bank"), the concurrent sale or exchange of the Bank's outstanding capital stock to First Source Bancorp, Inc., a holding company formed for such purpose, and the offering of First Source Bancorp, Inc.'s common stock.

                                             PATTON BOGGS, L.L.P.


                                              By:  /s/ Joseph G. Passaic, Jr.
                                                   --------------------------
                                                       Joseph G. Passaic, Jr.



Dated this 9th day of
February, 1998